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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 22, 1997, except for Note 5, as to which the date is February 12, 1997, relating to the consolidated financial statements of Obie Media Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Eugene, Oregon
August 6, 1999